DAY RUNNER, INC.
                                                                   Exhibit 10.12











                       STANDARD COMMERCIAL LEASE AGREEMENT

                                     BETWEEN

                            SYSTEM REALTY NINE, INC.,
                             a Virginia corporation

                                   "LANDLORD"


                                       and

                                DAY RUNNER, INC.,
                             a Delaware corporation

                                    "TENANT"


                                TABLE OF CONTENTS

                                                                                                               PAGE


1.       Premises and Term......................................................................................  1
2.       Base Rent, Adjustment Thereof and Security Deposit.....................................................  3
3.       Use....................................................................................................  3
4.       Base Rent Adjustment...................................................................................  4
5.       Landlord's Repairs and Other Covenants of Service......................................................  9
6.       Tenant's Repairs and Other Covenants of Care and Treatment of Premises................................. 10
7.       Alterations............................................................................................ 11
8.       Signs.................................................................................................. 13
9.       Inspection............................................................................................. 13
10.      Utilities.............................................................................................. 13
11.      Assignment and Subletting.............................................................................. 14
12.      Fire, Flood and Casualty Damage........................................................................ 15
13.      Liability.............................................................................................. 17
14.      Condemnation........................................................................................... 19
15.      Holding Over........................................................................................... 20
16.      Quiet Enjoyment........................................................................................ 20
17.      Events of Default...................................................................................... 21
18.      Remedies............................................................................................... 21
19.      Landlord's Lien........................................................................................ 25
20.      Mortgages.............................................................................................. 25
21.      Mechanic's Liens and Tenant's Personal Property Taxes.................................................. 26
22.      Notices................................................................................................ 27
23.      Miscellaneous.......................................................................................... 28
24.      Additional Provisions.................................................................................. 31

SPECIAL PROVISIONS.............................................................................................. 32
25.      Option to Extend....................................................................................... 32
26.      Rental Abatement....................................................................................... 34
27.      Hazardous Wastes....................................................................................... 34
28.      Compliance with Public Accommodation Laws.............................................................. 35
29.      Recordation of Memorandum of Lease..................................................................... 35
30.      Quality of Construction................................................................................ 35
31.      Personal Liability of Landlord......................................................................... 36
32.      Abatement of Rent for Interruption in Utilities or Other Events........................................ 36
33.      Mandated or Required Alterations....................................................................... 37


EXHIBIT A - Legal Description of Premises
EXHIBIT B - Construction Agreement
EXHIBIT C - Plans and Specifications
EXHIBIT D - Nashville Class A Industrial Portfolio

                       STANDARD COMMERCIAL LEASE AGREEMENT

101,200 Rentable Square Feet
(Building to be Constructed)

Day Runner, Inc.
1284 Heil Quaker Boulevard
LaVergne, Tennessee 37086

                                 Lease Agreement

         THIS LEASE AGREEMENT, dated as of July 31, 1996, made and entered into by and between System Realty Nine, Inc., a Virginia corporation herein referred to as "Landlord", and Day Runner, Inc., a Delaware corporation, hereinafter referred to as "Tenant";

                              W I T N E S S E T H :

         1. Premises and Term1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Rutherford, State of Tennessee, more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the premises and together with the buildings and other improvements to be constructed upon said premises by Landlord in accordance with the plans and specifications (as hereinafter defined) and pursuant to the Construction Agreement attached hereto as EXHIBIT "B" (said real property, building and improvements being hereinafter referred to as the "premises").

         TO HAVE AND TO HOLD the same for a term commencing on the date (i) the buildings and other improvements erected and to be erected upon the premises together with parking areas with a minimum of 75 single-stall parking spaces located in the front of the premises and 20 single-stall parallel parking spaces along the driveway at the rear of the building sufficient to accommodate full size automobiles, shown in the plans and specifications and site plan attached hereto as EXHIBIT "C" (the "Plans and Specifications") shall have been "substantially completed" as defined in Section 3.2 of the Construction Agreement attached hereto as EXHIBIT "B" and in accordance with such Plans and Specifications, as certified by both Landlord's and Tenant's architect or construction manager, and (ii) a certificate of occupancy is issued for the building (the "commencement date"). The premises shall not be deemed to be "substantially completed" until and unless, all parking areas are available for parking the number of vehicles described hereinabove, all building systems are fully operational, the premises shall have been constructed in accordance with the Plans and Specifications, the building warehouse floors have been properly sealed with sealants in accordance with manufacturer recommendations, and the office areas and its interiors, have been completed. Landlord shall provide Tenant with access to the premises at least forty-five (45) days prior to the commencement date to permit Tenant to install warehouse racking and material handling equipment, and to install phone system, computer system and furnishings in the office area. Landlord's and Landlord's contractor's work shall have been completed to the extent that Tenant can complete its installations without interference from any ongoing work by Landlord or its contractor.

         The commencement date shall in no event be earlier than March 1, 1997, nor later than May 1, 1997; unless the extension of the commencement date has been approved by Tenant. The initial term shall terminate on the last day of the 88th full calendar month following the commencement date.

         Landlord shall notify Tenant in writing thirty (30) days prior to the date Landlord expects the buildings and improvements will be completed so that Tenant may schedule the installations described hereinabove. In the event that said buildings and other improvements have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said buildings and other improvements are completed and ready for occupancy; provided however, that the lease commencement date shall not extend beyond May 1, 1997 unless Tenant has consented to an extension of the commencement date beyond May 1, 1997.

         Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the Plans and Specifications and that the premises are in good and satisfactory condition, as of when possession was so taken; provided however, that within thirty (30) days after taking possession, Tenant shall provide Landlord a punch list of those items and adjustments which require corrective action and which were discovered only after Tenant had accepted possession of the premises. Upon receipt of the punch list, Landlord shall at its sole cost and expense, proceed to diligently remedy all such items. Tenant acknowledges that no representations as to the condition of the premises have been made by Landlord, unless such are expressly set forth in this lease. After such "commencement date" Tenant shall, upon demand, execute and deliver to Landlord a Letter of Acceptance of delivery of the premises. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the date of substantial completion of the work shall be as mutually determined, in their reasonable judgment, by Landlord's and Tenant's respective architects and/or construction managers.

     2. Base Rent, Adjustment Thereof and Security Deposit2. Base Rent, Adjustment Thereof and Security Deposit.


                  A. Tenant agrees to pay to Landlord rent for the premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of Thirty-One Thousand, One Hundred Nineteen and No/100 Dollars ($31,119.00) per month. One such monthly installment shall be due and payable on the date hereof and shall be applied to the first full calendar month of rent due hereunder, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated, and further provided that no rent shall be due to Landlord for the second, third, fourth and fifth full calendar months of the initial term hereof.

                  B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Eight Thousand, Fifty-One Dollars and 20/100 ($8,051.20*), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within two weeks after termination of this lease that all of Tenant's obligations under this lease have been fulfilled.

         3. Use. The premises shall be used only for the purpose of warehouse distribution, light assembly, and office and other lawful uses as may be incidental thereto. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent, provided that outside storage as shown on the Plans and Specifications described in EXHIBIT "C" shall be permitted, and Landlord shall not unreasonably withhold its consent for other outside storage for which adequate screening will be provided. In the event the premises constitutes a portion of a multiple occupancy building, washing of trucks and other vehicles is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders for the correction, prevention and abatement of nuisances, in or upon, or connected with, the premises, all at Tenant's sole expense. If the building in which the premises are located becomes a multi-tenant building, Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, not take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the premises, or if Tenant vacates the premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord, provided that Tenant shall not be obligated to pay any such increase if Tenant remedies the situation causing the increase in insurance premiums within thirty
(30) days after written notice to Tenant from Landlord.

     4. Base Rent Adjustment. The base rent payable under the terms of subparagraph 2. A. of this lease shall be adjusted upward from time to time in accordance with the following provisions:

                  A. Expense stop. As used in this lease, the term "Basic Costs" shall mean all real property taxes, assessments (whether general or special) and governmental charges of any kind and nature whatsoever, including, without limitation, assessments due to deed restrictions and/or owner's associations, which accrue against the building and/or project of which the premises are a part during the term of this lease and all insurance premiums Landlord is required to pay or deems necessary to pay, including, without limitation, public liability insurance and fire and extended coverage insurance with respect to the building and/or project. The term "Expense Stop" shall mean the actual sum of Basic Costs accrued for the first twelve (12) months of the initial term of this lease, beginning on the commencement date. Notwithstanding the foregoing, (i) if the premises are not occupied by Tenant for the first twelve (12) months of the initial term of the Lease, Landlord shall make an appropriate adjustment of the variable components of Basic Costs for the first twelve (12) months of the lease term as reasonably determined using sound accounting and management principles, to determine the amount of Basic Costs that would have been incurred had the premises been fully occupied by Tenant for the entire twelve months; and if for the first twelve (12) months of the lease term, the real estate tax assessor has not recognized the full value of the premises, including the land and the building of which the premises are a part, then the Basic Costs shall be adjusted to reflect a full year during which such property is fully assessed and a full annual insurance premium for such property is payable by Landlord, and the sum of the amounts calculated under the foregoing clauses (i) and (ii) shall equal the Expense Stop.

         Notwithstanding anything to the contrary contained herein, Tenant shall have the right to contest in good faith the imposition of any tax or assessment which is to be paid by Tenant, provided that (i) Tenant shall bear the responsibility for timely protests, legal actions, and such other actions as may be required for an effective protest; (ii) if Landlord has already paid the tax, or assessment, Tenant shall not withhold payment to Landlord of Tenant's share of this tax or assessment; (iii) Tenant shall immediately remove any lien which may be imposed against the premises as a result of any unpaid tax or assessment or post collateral in form and amount satisfactory to Landlord to assure payment of any lien against the premises; and (iv) Landlord is not then already prosecuting an appeal of or contest against such tax or assessment.

         Tenant  shall for each year of the lease  term  after the first  twelve
(12) months, pay as an adjustment to the base rent, (i.e., the rent payable under subparagraph 2. A. hereof), the amount, if any, equal to the excess ("Excess") of actual Basic Costs for such year over the Expense Stop. Landlord will make a good faith estimate of the Excess for each calendar year and the monthly payment of base rent by Tenant shall be adjusted upward in accordance with such estimate. By April 1st of each calendar year during the term of this lease and by April 1st of the year following the calendar year in which this lease terminates, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year.

         If for any calendar year additional rent collected under the terms of this subparagraph 4. A. for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of the additional rent actually due from Tenant hereunder during such prior year, then Landlord shall credit to Tenant's rental obligations any overpayment (or if Tenant has no further financial obligations under this lease, then Landlord shall refund the overpayment within thirty (30) days after Landlord has determined the amount of the overpayment). Likewise, Tenant shall pay to Landlord any underpayment with respect to the prior year within thirty (30) days after Landlord has notified Tenant in writing of the amount of the underpayment. Any payment to be made pursuant to this subparagraph
4. A. with respect to the calendar year in which this lease commences or terminates shall be prorated if this lease is not in force during the full calendar year.

         If any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the building and/or land of which the premises are a part, all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "real property taxes" for the purposes hereof.

                  B. Common Area Maintenance (CAM). As used in this lease, the term "CAM Expenses" shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing and managing the building and/or project of which the premises are a part, as identified hereinbelow, including, without limitation, all costs incurred by Landlord for common area maintenance and utilities, snow removal, landscaping, exterior lighting, common water, periodic sweeping of the truck courts and parking areas, sprinkler head replacement, interior sprinkler maintenance and service, tax service, fire line inspection and maintenance, sewer line cleanouts. The term "CAM Expenses" shall exclude leasing commissions, attorneys' fees and other costs relating to leasing, other negotiations or disputes with tenants, occupants, prospective tenants or occupants, or associated with the enforcement of any leases; capital improvements, equipment, replacements, or related costs that constitute capital expenses under generally accepted accounting principles, including but not limited to, items such as replacement of building systems, etc.; interest, principal, amortization, costs of investigation, appraisal or other reports, points, fees and other lender costs and closing costs of any indebtedness, and ground rent payments; losses covered by insurance or which would be covered by insurance and which insurance is required to be maintained by Landlord under any leases of properties aggregated for purposes of calculating CAM Expenses, insurance premiums to the extent of any refunds of those premiums, and insurance deductibles in excess of commercially reasonable levels for comparable buildings; Landlord's general corporate overhead and general and administrative costs, including the salaries of management personnel; franchise taxes, federal and state income taxes, taxes imposed on (or measured by) Landlord's income (other than real property taxes and assessments), and other taxes that do not constitute real property taxes; advertising and promotional expenses primarily directed toward leasing tenant space and the costs of signs identifying the owner of any property and any property manager of any tenant; expenses directly resulting from the negligence of the Landlord, its agents, servants or employees or another tenant; any bad debt loss, rent loss, or reserves for bad debts or rent loss; costs associated with the operation of the business of the entity which constitutes the Landlord or the property manager, as the same are distinguished from the costs of operation of the premises, including accounting and legal matters; costs of defending or prosecuting any lawsuits with any mortgagee, lender, ground lessor, broker, tenant, occupancy, or prospective tenant; selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the premises; costs (including attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord, its property manager and/or the premises; the wages and benefits of any employee who does not devote substantially all of his or her time to the premises unless such wages and benefits are prorated to reflect time spent on operating and managing the premises vis-a-vis time spent on matters unrelated to operating and managing the premises; fines, penalties, late charges and interest; expenses, costs and disbursements relating to the testing for or analysis, handling, removal, treatment, disposal, remediation of hazardous substances in, on or about any of the properties aggregated for purposes of calculating CAM Expenses; capital expenditures to comply with applicable laws, including costs arising from the presence of hazardous materials or substances in or about the premises, or any of the properties for which CAM Expenses are aggregated, including, without limitation, hazardous substances in the ground water or soil; costs, including permit, license, legal, space planner and inspection fees, incurred in renovating or otherwise improving, decorating, painting, or redecorating space for tenants, or other occupants, or in renovating or redecorating vacant space available for lease; overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the premises; rentals and other expenses, incurred in leasing air conditioning systems, or other equipment ordinarily considered to be of a capital nature if purchased, except equipment not affixed to the premises which is used in providing janitorial or similar services; electric power costs for which any tenant directly contracts with the local public service or utility company; tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due; costs arising from the negligence or fault of the Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building materials; costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space, or of laws, and other contracts; expenses incurred in connection with services, utilities, and other items and benefits which are offered or provided to other tenants or occupants without charge but not to Tenant or for which Tenant is charged directly; costs incurred because the properties violate any applicable building code, regulation or law in effect before the date on which a certificate of occupancy is issued for the premises. In addition, CAM Expenses shall not include any items for which Landlord is responsible pursuant to paragraph 5 herein, nor any items for which Tenant is responsible pursuant to paragraph 6 herein.

         All contracts entered into by Landlord for any repair or maintenance items included within the CAM Expenses shall be competitively bid to assure that the terms and cost of such services are as favorable as that typically charged for similar services in the Nashville area.

         Tenant shall, during the term of this lease pay as additional rent an amount equal to the product of the CAM Expenses for each calendar year during the term of this lease times a fraction, the numerator of which is the number of square feet in the space contained in the premises and the denominator of which is the number of square feet in the entire space contained in the park and owned by Landlord. A list of the properties in the park owned by Landlord as of the date hereof, together with the square feet of improvements located on each parcel, is attached hereto as EXHIBIT "D". Landlord covenants and agrees that during the term of the lease, (i) all properties owned by Landlord and which are aggregated for purposes of calculating CAM Expenses are and will be leased on a basis substantially similar to this lease pursuant to which tenants are responsible for the maintenance, upkeep and replacement of their respective leased premises, (ii) the CAM Expenses allocated per property represents an equitable and reasonable allocation based upon the actual CAM Expenses expended for each such property, (iii) CAM Expenses do not include maintenance, upkeep and repair of buildings, the responsibility for which is borne by tenants, other than such maintenance obligations as are consistent with Landlord's obligations under paragraph 5.

         As of the date hereof, Tenant's share of the CAM Expenses will be 8.41%. The CAM Expenses for the first calendar year is estimated to be $1,265.00 per month. Landlord will make a good faith estimate of Tenant's share of such additional rent for each calendar year and the monthly payment of CAM Expenses by Tenant shall be adjusted in accordance with such estimate. By April 1st of each calendar year during the term of this lease and by April 1st of the year following the year in which the term of this lease terminates, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of actual CAM Expenses for the previous calendar year. If for any calendar year additional rent collected under the terms of this subparagraph 4.B. for the prior year, as a result of Landlord's estimate of CAM Expenses, is in excess of the additional rent actually due from Tenant hereunder during such prior year, then Landlord shall credit to Tenant's rental obligations any overpayment (or if Tenant has no further financial obligations under this lease, then Landlord shall refund the overpayment within thirty (30) days after the end of the applicable calendar year). Likewise, Tenant shall pay to Landlord, within thirty (30) days after written demand by Landlord, any underpayment with respect to the prior year. Any payment to be made pursuant to this subparagraph 4.B. with respect to the calendar year in which this lease commences or terminates shall be prorated if this lease is not enforced during the full calendar year.

                  C. Tenant's Examination of Records. Tenant at its own expense shall have the right no more frequently than once per calendar year, following prior written notice to Landlord, to examine Landlord's books and records relating to Basic Costs and CAM Expenses, during normal business hours only, and at a time agreed upon by the Landlord and Tenant; or at Landlord's sole discretion, Landlord will provide an audit prepared by an independent certified public accountant. If after such audit by Tenant, or upon Tenant's review of the audit supplied by Landlord's independent certified public accountant (who is reasonably acceptable to Tenant), Tenant still disputes the amount of CAM Expenses, a certification as to the proper amount shall be made by Landlord's independent certified public accountant in consultation with Tenant's professional, which certification shall be final and conclusive. If such audit reveals that CAM Expenses are overstated by five percent (5%) or more in the calendar year audited Landlord shall reimburse Tenant for its reasonable costs in doing the audit, and if the certification does not show that Landlord made an overstatement of five percent (5%) or more, then Tenant shall pay both the costs of its professional as well as the reasonable charges of Landlord's independent certified public accountant engaged to determine the correct amount of CAM Expenses.

     5. Landlord's Repairs and Other Covenants of Service. Landlord shall at its expense maintain, repair and replace the roof (including without limitation the roof membrane, gutters and downspouts, and structure), foundation, exterior walls and other structural components of the building in good repair and appearance, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have thirty (30) days to repair same or cure such defect; provided that if Landlord has commenced to cure such failure within such thirty (30) day period, and diligently and continuously prosecutes such cure to completion, such failure shall not be deemed a default by Landlord under this lease. Landlord shall maintain portions of the building for which it is responsible under this paragraph 5 in first-class condition, and shall comply with all governmental laws, ordinances and regulations applicable to the portions of the building for which Landlord is responsible. Landlord shall be responsible for the day to day maintenance of the roof, landscaping, parking and loading areas, and other common area, snow and ice removal, and replacement of exterior lights, all of which costs shall be included in CAM Expenses. Landlord shall provide maintenance on a frequent and regular basis to provide Tenant with access to the premises at all times, to keep the areas outside of the building, including parking areas and landscaped areas, free of debris and in an attractive, first-class condition.

     6.  Tenant's   Repairs  and  Other  Covenants  of  Care  and  Treatment  of
Premises.

                  A. Subject to the provisions of paragraphs 5 and 30, Tenant shall at its own cost and expense keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, doors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination and regular removal of interior trash and debris, keeping the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage to Landlord's property caused by flood, fire, tornado or other casualty whether or not covered by the insurance to be maintained by Landlord pursuant to subparagraph 12. A. below, except that Tenant shall be obligated to repair all damage to Tenant's property and all wind damage to glass, except with respect to tornado or hurricane damage. Notwithstanding the foregoing, Tenant shall not be obligated to perform any of the foregoing repair or maintenance work to the extent that such repair or maintenance work is necessitated as a result of Landlord's failure to perform its obligations under paragraph 5 herein.

                  B. In the event the premises constitute a portion of a multiple occupancy building, Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, customers, invitees, and/or licensees.

                  C. In the event the premises constitute a portion of a multiple occupancy building, Tenant and its employees, agents, customers, invitees and/or licensees shall have the nonexclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing any exclusive parking rights which may be granted to Tenant.

                  D. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems, including the gas-fired warehouse heaters and vent fans, dock levelers and other equipment within the premises. The maintenance contractor and the contract must be reasonably approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the premises. In the event the premises constitutes a portion of a multiple occupancy building, tenant agrees that no washing of any type (other than reasonable restroom or kitchen washing) will take place in the demised premises, including the truck apron and parking areas.

     7. Alterations. A. Except as provided below, Tenant shall not make any alterations, additions or improvements to the premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant, (but excluding trade fixtures, warehouse racking, material handling equipment, and other personal property of Tenant, which shall remain the property of Tenant) shall be and remain the property of Landlord during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition (as initially delivered by Landlord) by the date of termination of this lease or upon earlier vacating of the premises; provided, however, that if Landlord so elects within thirty (30) days after Landlord receives notice of Tenant's desire to alter the premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition, reasonable wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the premises. The tenant improvements, other than fixturing described in subparagraph 7. C. herein, made to the premises on or before the commencement date shall be surrendered to Landlord upon termination or expiration of this lease in their original condition, reasonable wear and tear excepted, and shall not be removed by Tenant.

     B. Notwithstanding the foregoing, Tenant shall be entitled to make nonstructural alterations of the premises without the Landlord's consent, provided that the following conditions are satisfied by Tenant:

     (1) The cost of such alterations, in the aggregate, is less than $100,000.

     (2) Tenant shall notify Landlord in writing of any alterations which Tenant plans to make in excess of a cost of $10,000.

     (3) Any alterations requiring access to the roof or any attachment to the roof shall only be made with prior written notice to Landlord, and Tenant shall be required to use Landlord's roofer for the portion of the work relating to the roof in order to keep any existing roof warranty in effect.

     (4) All such alterations will be performed at the sole cost and expense of Tenant, in a good and workmanlike manner, free of any liens affecting the premises.
     (5) Tenant shall provide as-built plans for any such alterations to Landlord promptly after completion of such alterations.

     C. Tenant shall provide to Landlord on or before the commencement date a list of fixtures, machinery and equipment to be installed in the premises, such as racking, conveyors and material handling systems, which shall remain the personal property of Tenant and which may be removed by Tenant at any time without the Landlord's consent, provided that upon any such removal Tenant shall restore the premises to their original condition, reasonable and wear tear excepted, and provided that such removal and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the premises.

     8. Signs. Tenant, at Tenant's sole cost and expense, shall have the right to install signs upon the premises only when first approved in writing by Landlord, which approval shall not be unreasonably withheld, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs at the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal. Landlord shall have no right to place any signs on or about the premises except a sign no larger than 18" by 18" indicating a telephone number to call in the event of an emergency and except as provided in paragraph 9 below.

     9. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time upon a minimum of twenty-four (24) hours notice to Tenant (except in the event of an emergency, in which case no notice shall be required) during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises upon reasonable prior notice to Tenant and during business hours for the purpose of showing the premises and shall have the right to erect on the premises or the building a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     10. Utilities. Landlord agrees to provide at its cost water, electricity and telephone service connections into the premises, but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. All such services shall be separately metered to Tenant.

     11. Assignment and Subletting. Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord's consent may be conditioned upon the use of the premises by the proposed assignee or subtenant as being substantially similar to Tenant's use; provided that so long as Tenant remains liable under the lease, Landlord may not condition its approval on its review and receipt of financial information relating to the proposed assignee or subtenant. Notwithstanding the foregoing, Tenant may assign or sublease part or all of the premises without Landlord's consent to any corporation, partnership or other entity that controls, is controlled by, or is under common control, with Tenant, any corporation or entity into which Tenant is merged or consolidated, or any purchaser of all or substantially all of the assets of the business being conducted at the premises as a going concern. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Tenant shall provide to Landlord, whether Landlord's consent is required pursuant to this paragraph or not, copies of any instrument by which Tenant has assigned, sublet, transferred or encumbered all or any portion of its interest in this lease to any other party. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting, and all cash or other proceeds of any other transfer of Tenant's interest in this lease shall be the sole and exclusive property of Tenant. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessee and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     12. Fire, Flood and Casualty Damage12. Fire, Flood and Casualty Damage.

     A. Landlord agrees to maintain standard fire and extended coverage insurance covering the building of which the premises are a part in an amount not less than 100% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning and Extended Coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the premises are situated for use by insurance companies admitted in such state for the writing or such insurance on risks located within such state. Subject to the provisions of subparagraphs 12. C., 12. D. and 12. E. below, such insurance shall be for the sole benefit of Landlord and under its sole control.

     B. Landlord shall procure and maintain during the term of the lease, first party insurance coverage insuring against damage resulting from flood to the buildings and improvements comprising the premises. The coverage and amounts of insurance carried by Landlord in connection with the buildings and improvements shall be sufficient to repair and restore the building and improvements to their condition prior to the flood.

     C. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado, flood or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     D. If the buildings situated upon the premises should be totally destroyed by fire, tornado, flood or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Landlord shall so notify Tenant in writing within thirty (30) days after the date that such casualty occurs. At the option of either Landlord or Tenant, to be exercised within thirty (30) days after such notice is given, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

     E. If the buildings situated upon the premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraphs
12. A. and B. above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Landlord shall so notify Tenant in writing within thirty (30) days after such casualty occurs. This lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with best efforts to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant after the lease commencement date. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord notifies Tenant of Landlord's intent to repair such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     F. Notwithstanding anything herein to the contrary, if (i) more than fifty percent (50%) of the building and premises are destroyed by such casualty, and
(ii) the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds to be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     G. Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the premises, improvements to the building of which the premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the property. Because this subparagraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this subparagraph.

     H. Before the commencement date, Landlord shall deliver to Tenant the endorsements referred to in this paragraph 12, a certified copy of Landlord's insurance policy or policies, and an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the insurance requirements of this paragraph 12. This certificate shall provide for no less than thirty (30) days' advance written notice to Tenant from the insurer or insurers of any cancellation, nonrenewal, or material change in coverage.

     I. Notwithstanding anything to the contrary contained in this lease or in any exhibit attached hereto or incorporated herein by reference, for so long as System Realty Nine, Inc., or any other entity which is wholly owned by the Virginia Retirement System (a "VRS-related entity"), is the Landlord hereunder
(i) any indemnification provisions set forth in this lease or any exhibit attached hereto shall be of no force and effect except to the extent permitted by applicable law, and (ii) if not permitted by applicable law, and if such breach is not cured within any applicable grace period, each indemnity obligation of Landlord under this Lease shall be converted to a reimbursement obligation under which such VRS-related entity shall reimburse Tenant for any actual damages incurred by Tenant arising solely as a result of the breach by the VRS-related entity of the obligations described in the indemnity provisions. Tenant's right to reimbursement from the VRS-related entity shall be in addition to and not in lieu of Tenant's right to exercise any and all other remedies available to it under law by reason of Landlord's breach of any of its obligations hereunder. The indemnification provisions contained herein or in any exhibit attached hereto shall remain in full force and effect with respect to any party acting as landlord which is not a VRS-related entity.

         13.       Liability.

                  A. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises, or Tenant's breach of its obligations under this Lease, and Tenant hereby covenants and agrees that it will at all times with counsel reasonably acceptable to Landlord, indemnify and hold safe and harmless the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the sole cause of which is the negligence of Landlord, the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs, or the breach by Landlord of any of its obligations hereunder. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof.

                  B. Landlord shall procure and maintain throughout the term of this lease commercial general liability insurance written on an "occurrence" policy form, covering bodily injury, property damage, personal injury and advertising injury arising out of or relating to Landlord's, its agents', employees', contractors' and invitees' activities on or at the premises, Landlord's failure to maintain and repair any part of the premises Landlord is obligated to repair and maintain, Landlord's ownership of the premises, and Landlord's breach of its obligations under this Lease, and Landlord hereby covenants and agrees that it will at all times with counsel reasonably acceptable to Tenant, indemnify and hold safe and harmless the Tenant, Tenant's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the sole cause of which is the negligence of Tenant, the failure of Tenant to repair any part of the premises which Tenant is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Landlord of needed repairs or the breach of Tenant's obligations under the lease. Landlord further agrees that to the extent it is required to carry insurance under this lease, the cost of which is included in CAM Expenses, Landlord agrees to indemnify, defend and hold harmless Tenant from and against all claims for damage to property outside the premises to the extent that such claims are covered by such insurance (or would have been covered had Landlord carried the insurance required under this lease), even if resulting from the negligent acts, omissions, or willful misconduct of Tenant. Landlord's liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement and shall further include the broadest available form of contractual liability coverage. It is the parties' intent that Landlord's contractual liability coverage provide coverage to the maximum extent possible of Landlord's indemnification obligations under this Lease. Tenant shall be named by endorsement as additional insured under Landlord's general liability coverage.

                  C. All such policies shall be procured by the insuring party from insurance companies duly licensed to transact business within the state in which the premises are located, and maintaining during the policy term a financial rating of at least an A:XIII status for any property insurance and a B+:IX for any liability insurance as rated in the most recent edition of Best's Insurance Reports. Certified copies of the policies required to be taken out by each party hereunder, together with receipt evidencing payment of premiums therefor, shall be delivered to the other party prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates of insurance bearing notations evidencing the payment of renewal premiums shall be delivered to the other party. All such policies shall further provide that not less than thirty (30) days written notice shall be given to the other party before such policy may be cancelled or changed to reduce insurance provided thereby.

         14.      Condemnation.

                  A. If the whole or any substantial part, whether of the building area or of the areas outside of the building used for parking or loading, as reasonably determined by Landlord and Tenant, of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, as reasonably determined by Tenant, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

                  B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced proportionately to the rentable square footage so condemned or conveyed by private purchase in lieu of condemnation.

                  C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

          D. Notwithstanding the provisions of subparagraphs 14.A., 14.B. and 14.C, any taking or any public or quasi-public use under any governmental law, ordinance or regulation, or by the right of eminent domain, or by private purchase in lieu thereof, of any portion of the property, other than the building in which the premises is located and any parking which has been provided to Tenant pursuant to this lease, shall be deemed not to prevent or materially interfere with the use of the premises for the purpose for which they are being used and neither Tenant nor Landlord shall have a right in such instance to terminate this lease. In addition, in the event of such a taking not interfering with Tenant's use of the premises, there shall be no abatement or adjustment of rent payable pursuant to this lease, nor shall Tenant be entitled to receive any portion of the award for payment allocated to Landlord in such condemnation proceeding.

          15. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that if the holdover tenancy extends for more than sixty (60) days, Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one hundred twenty-five percent (125%) of the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed consent for Tenant to hold over.

          16. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

               17. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

               A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to CAM Expenses hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date Landlord has given notice in writing of such default to Tenant.

               B. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

               C. Tenant shall file a petition under any section or chapter of the National Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or an order for relief shall be entered against Tenant in any proceedings filed against Tenant thereunder, which order is not dismissed within thirty
          (30) days thereafter.

               D.  A  receiver  or  trustee   shall  be  appointed  for  all  or
          substantially all of the assets of Tenant and such proceedings are not dismissed within thirty (30) days thereafter.

               E. Tenant shall fail to discharge any lien placed upon the premises in violation of paragraph 21 hereof within thirty (30) days after any such lien or encumbrance is filed against the premises; provided that if Tenant has commenced to cure such failure within such thirty (30) day period, and diligently and continuously prosecutes such cure to completion, such failure shall not be deemed an event of default by the Tenant under this lease.

               F. Tenant shall fail to comply with any term provision or covenant of this lease (other than the foregoing in this paragraph
          17), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided that if Tenant has commenced to cure such failure within such thirty (30) day period, and diligently and continuously prosecutes such cure to completion, such failure shall not be deemed an event of default by the Tenant under this lease.

         18.         Remedies.

                  A. Upon the occurrence of any of such events of default described in paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as expressly provided otherwise hereinbelow.

               (1) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the premises pursuant to an action in unlawful detainer; provided however, that if termination is based upon a monetary default, Landlord shall provide written notice to Tenant of its intent to terminate and Tenant shall have an additional fifteen (15) days to cure the default and to avoid a termination of the lease;

               (2) Enter upon the premises and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise;

               (3) Regain possession of the premises by a forcible detainer proceeding, in which event Tenant hereby specifically waives any statutory notice which may be required prior to any such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration for this waiver;

               (4) Landlord may exercise any other remedy available to Landlord at law or in equity; provided however, that notwithstanding anything to the contrary contained herein, Landlord waives any and all rights whether granted by law or in equity to exercise any repossession of the premises by force or by "self-help" and agrees that it shall be limited to bringing an action at law to recover possession.

               In the event Tenant fails to pay any installment of rent hereunder within five (5) days of the date on which such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

               B. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be in acceptance of surrender of the premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

               C. In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all past due rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the difference between (i) the then present value of the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in paragraph 1) and
          (ii) the then present value of the then fair rental value of the premises for such period.

               D. In the event that Landlord elects to repossess the premises without terminating the lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the then-current term diminished by any net sums thereafter received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph
          17. E. below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

               E. In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the premises for the unexpired term of the lease plus all reasonable costs of reletting; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing the premises to put them into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees whether suit is actually filed or not.

               F. In the event of termination or repossession of the premises for an event of default, Landlord shall have a good faith obligation to attempt to relet the premises in Landlord's name in the event of a termination of the Lease by Landlord, or in Tenant's name in the event of a non-termination of the Lease, but for the account of Tenant, at such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms as Landlord may reasonably deem advisable, with or without advertisement, and by private negotiations, and Landlord shall be entitled to make such repairs as, in the Landlord's reasonable judgment, may be necessary in order to relet the premises. Notwithstanding the foregoing, Tenant's liability to Landlord shall be fully satisfied and discharged at such time as Landlord has received from any relettings all rentals which Landlord would have received under the terms of this Lease plus all reasonable costs of reletting.

               G. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

               H. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default; provided that if Landlord has commenced to cure such failure within such thirty (30) day period, and diligently and continuously prosecutes such cure to completion, such failure shall not be deemed a default by Landlord under this lease. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter except as provided in paragraph 31 below. Except as provided in paragraph 31 below, the term "Landlord" shall mean only the owner, for the time being of the premises, and in the event of the transfer by such owner of its interest in the premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Except as provided in paragraph 31 below, Landlord shall not have any personal liability hereunder. Except as provided in paragraph 31 below, in the event of any breach or default by Landlord in any term or provision of this lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the premises; however, in no event, shall any deficiency judgement or any money judgment of any kind be sought or obtained against the Landlord.

               I. In the event that Landlord shall have taken possession of the premises pursuant to the authority herein granted and Tenant has not arranged to move its personal property and fixtures from the premises, then Landlord shall have the right to remove from the premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of the Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; provided however, that Landlord does not relinquish its possession without providing Tenant fifteen (15) days prior notice of its intent to do so accompanied by copies of the claims made by Claimant. Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

               19. Landlord's Lien. Any statutory or equitable lien for rent in and to Tenant's furniture, fixtures, equipment and other property is hereby waived by Landlord.

               20. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now constituting a lien or charge upon the premises or the improvements situated thereon; provided however, that if the mortgagee, trustee, or holder of any mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument in whole or in part, then by notice to Tenant, from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust, subject to the obligation of the mortgagor or trustor of a mortgage or deed of trust recorded after the lease to provide a non-disturbance as described hereinafter. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease or making this lease superior to the lien of any such mortgage and whether or not the mortgage is recorded before or after the date of this lease; provided that, the holder of such mortgage, whether or not the mortgage is recorded after the date of this lease, executes and delivers to Tenant a non-disturbance agreement stating that, so long as Tenant complies with all of its obligations under this lease and is not in default hereunder beyond the cure period of any such default as provided herein, then the holder of such mortgage or any person or entity acquiring the interest of the Landlord under this lease as a result of the enforcement and foreclosure of the mortgage shall not take actions to disturb Tenant's possession of the premises during the remainder of the term of this lease or any extension or renewal thereof, and such successor Landlord shall recognize all of Tenant's rights under this lease despite a foreclosure or other enforcement action taken by such holder of the mortgage.

               21. Mechanic's Liens and Tenant's Personal Property Taxes.

                  A. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises at Tenant's request on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of such asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the premises. Notwithstanding the foregoing, Tenant shall have the right to contest any mechanic's lien filed against the premises provided that it has first either provided to Landlord collateral reasonably satisfactory to Landlord, or has otherwise bonded off such mechanic's lien, and further provided that Tenant diligently pursues the release of such mechanic's lien. Tenant shall obtain a release of record of such mechanic's lien within ten (10) days after the final non-appealable adjudication of such mechanic's lien dispute by court of competent jurisdiction.

                  B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

               22.  Notices.  Each  provision  of  this  instrument  or  of  any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                  A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

                  B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

                  C. With the exception of Paragraph 22(a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or three (3) days after being deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         Landlord:                                            Tenant:

         System Realty Nine, Inc.           Day Runner, Inc.
         c/o Trammell Crow SE, Inc. Attn:   John P. Kirkland
         155 Franklin Road                  2750 West Moore Avenue
         Suite 225                          Fullerton, California 92633
         Brentwood, Tennessee 37027

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental
United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         23.        Miscellaneous.

                  A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                  B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

                  C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

                  D. Tenant agrees from time to time within twenty (20) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating (i) that this lease is in full force and effect,
(ii) the date to which rent has been paid, (iii) the existence of any default on the part of Landlord or Tenant, (iv) the unexpired term of this lease, (v) the amount of any security deposit, (vi) any options to extend, (vii) identifying any amendments or modifications to this lease, (viii) stating whether the premises have been completed in accordance with the requirements of this lease and accepted by Tenant, (ix) stating whether any advance rentals have been paid,
(x) stating whether Tenant has any existing defenses, offsets, liens, claims or credits against rent or against enforcement of the lease by the Landlord, (x) stating whether Tenant has any right of first refusal to lease additional space, or to terminate the lease before the scheduled expiration date, (xii) stating whether Tenant has assigned or sublet any portion of the premises, (xiii) stating whether, to Tenant's actual knowledge, any hazardous substances or hazardous wastes have been generated, manufactured, refined, transported, treated, stored, handled, or disposed on or about the premises by Tenant, other than in non-reportable quantities or other than in compliance with applicable laws, and (xiv) stating whether Tenant has filed any petition in bankruptcy or instituted any insolvency proceedings, or requested the appointment of a receiver for its assets, or whether, to Tenant's actual knowledge, any such proceedings are pending or threatened. If the estoppel certificate contains matters other than the foregoing, Landlord agrees to pay Tenant's reasonable attorneys' fees in reviewing, negotiating or revising the estoppel certificate. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

                  E. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                  F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord and Tenant as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excepted. Tenant shall also, prior to vacating the premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates, prorated for the partial year, if any, in which this lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 23. F. Tenant shall surrender the premises to Landlord upon the expiration or earlier termination of this lease in same condition as it was received by Tenant, reasonable wear and tear excepted, with all approved alterations which are not, by the terms of this lease, required to be removed, reasonable wear and tear excepted.

                  G. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  H. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

                  I. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than Frank
L. Smith Company. Landlord agrees to pay a leasing commission to Frank L. Smith Company pursuant to its separate Commission Agreement dated March 15, 1996. Landlord and Tenant acknowledge that Frank L. Smith Company has entered into a separate agreement to compensate Pacific Properties Group, Inc., for certain services, and that neither Landlord nor Tenant shall be directly liable for a commission to Pacific Properties Group. Any commission owed to Trammell Crow SE, Inc., shall be paid by Landlord. Landlord and Tenant each agree to indemnify and hold each other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         24.       Additional Provisions.

                  See Additional Provisions outlined in paragraphs 25 through 33 attached hereto.

EXECUTED BY LANDLORD, this 11th                        SYSTEM REALTY NINE, INC.,
day of  September  , 1996.                             a Virginia corporation

Attest/Witness


Jeffrey N. Haynes                                   By:    Michael Ruane
Title:                                             Its:    President


EXECUTED BY TENANT, this 19th                          Day Runner, Inc.,
day of  August  , 1996.                                a Delaware corporation


                                                       John P. Kirkland
                                                       Title:  V.P. Operations

Attest/Witness

Betty J. Compean
Title:   Executive Assistant

SPECIAL PROVISIONS

Day Runner, Inc.

1284 Heil Quaker Boulevard

101,200 Rentable Square Feet


         Option to Extend.  Extend

                  A. Provided this Lease is in full force and effect and provided further that Tenant is not then in default of this Lease, Landlord hereby grants Tenant the option to extend the term of this Lease for two (2) periods of five (5) years each on the same terms and conditions set forth in this Lease, except that the base rent for the option periods shall be 90% of the then current market rental rate for comparable space with comparable tenant improvements for the first option period and 95% of the then current market rental rate for comparable space with comparable tenant improvements for the second option period. Comparable space shall mean buildings that are not subleased, not leased to a tenant that holds an ownership interest in the landlord, not leased to tenant under a renewal or extension of the lease, and leased for a term comparable to the option term and comparable in size, location and quality to the premises. In determining the current market rental rate for comparable space, the parties shall include all escalations and take into consideration rental abatement concessions, if any, tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the premises, as compared to the value of the improvements in the comparable space, and all other monetary and nonmonetary concessions, if any, being granted to tenants in connection with the comparable space. The first option period shall commence immediately upon the expiration of the original lease term, and the second option period shall commence immediately upon the expiration of the first option period. The option to extend for the first five (5) year period shall be exercised, if at all, by written notice from Tenant to Landlord given no later than two hundred seventy
(270) days prior to the end of the original lease term, time being of the essence. If not so exercised, Tenant's options under this paragraph shall be forever null and void. Assuming Tenant has exercised its option to extend for the first five (5) year option period, the option to extend for the second five
(5) year period shall be exercised, if at all, by written notice from Tenant to Landlord no later than two hundred seventy (270) days prior to the end of the first option period, time being of the essence. If not so exercised, Tenant's option to extend for the second option period shall be forever null and void.

         Once either option is  exercised,  Landlord and Tenant will have thirty
(30) days to negotiate and agree on a rental rate. If Landlord and Tenant have not agreed upon the then current market rental rate within thirty (30) days after the Option has been exercised, Landlord and Tenant shall mutually agree upon a broker with a minimum of seven (7) years of experience in the commercial/industrial leasing of similar Properties in the metropolitan area of which the premises is a part. Upon the written agreement of Landlord and Tenant as to the broker to be used, Landlord and Tenant shall each submit to such broker in writing the figure which each believes to represent the then current market rental. The broker shall choose whichever of the two figures is closest to the then current market rental rate for comparable space with comparable Tenant improvements, which decision shall be binding on Tenant and Landlord as long as it is made in good faith by such broker. If Landlord and Tenant cannot agree upon a broker to establish the then current market rental rate, either Landlord or Tenant may petition a court in the county of which the Premises is located to select a broker for Landlord and Tenant. The costs for such local proceedings shall be paid by the party whose estimate of then current market rate is not chosen by such broker.

                  B. Notwithstanding the provisions of paragraph 25.A. above, no subtenant or assignee of Tenant shall be entitled to extend the term of the Lease as it applies to the portion of the Premises occupied by such assignee or subtenant for the second option period. In addition, if any assignee or subtenant of Tenant desires to exercise the first five (5) year extension option, it may do so only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In determining whether or not to consent to the exercise of the extension option by such assignee or subtenant, Landlord may consider whether the proposed assignee or subtenant fits the profile of tenants included in Landlord's portfolio of buildings (if there are any such other properties) located in the industrial park of which the Premises are a part including, without limitation, the following factors: (i) the financial condition of the proposed assignee or subtenant, and its ability to meet the terms, conditions and covenants of this Lease, (ii) the proposed use of the premises by the assignee or subtenant, and whether the proposed use is likely to result in increased wear and tear on the Premises or any increased maintenance requirements or insurance risks, and (iii) as the use of the Premises is intended to be for a distribution and light assembly center, Landlord may withhold its consent for any proposed manufacturing use other than light assembly. Provided that Landlord has given its written consent to the exercise of the extension option by an assignee or subtenant of Tenant, all of the terms and provisions relating to the first extension option set forth in paragraph 25.A. shall apply to the extension of the term by an assignee or subtenant of Tenant.

         26. Rental Abatement Rental Abatement. Tenant shall occupy the Premises for the second through fifth month of the lease term without payment of base rent. Tenant shall be obligated to pay all adjustments in base rental under paragraph 4.B. of this Lease. The entire base rental otherwise due and payable for the abatement months shall not become due and payable upon the occurrence of an event of default by Tenant under this Lease occurring after the fifth month of the lease term.

         27. Hazardous Wastes Hazardous Wastes. Tenant shall not cause or permit the use generation, storage or disposal in or about the demised premises of any substance, materials or wastes subject to regulation under any federal, state, or local law from time to time in effect concerning hazardous, toxic or radioactive materials (hereinafter Hazardous Materials) unless Tenant shall have received Landlord's prior written consent, which consent Landlord may withhold or at any time revoke at its sole discretion. If Tenant uses, generates, stores or disposes of any Hazardous Materials in or about the demised premises, Tenant shall obtain all necessary permits and comply with all statutes, regulations and rules applicable to such activity. Upon termination of this Lease, Tenant shall remove all Hazardous Materials, along with all storage and disposal facilities, from the demised premises, such removal to be in accordance with procedures approved by the proper governmental authority. Tenant shall indemnify and hold Landlord harmless from and against all liability, cost, claim, penalty, expense and fees (including court costs and attorney's fees) arising from Tenant's use, generation, storage, or disposal of Hazardous Materials in or about the demised premises. This section shall survive the expiration or earlier termination of this Lease.

         Landlord, to the best of its knowledge, hereby represents and warrants that the property does not and shall not as of the commencement date of the lease, contain asbestos, PCB's, or other materials which may be toxic to the Tenant and its employees, or other Hazardous Materials. Landlord covenants and agrees that in its operation of the property, including any maintenance and repair of the premises or the building of which the premises are a part, Landlord shall comply with all federal, state or local laws, rules or regulations regulating the use, generation, storage or disposal of Hazardous Materials. Landlord shall indemnify, protect, defend and hold Tenant, its officers, employees, agents, lenders and each of their respective successors and assigns harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), which arise in whole or in part as a result of the presence or suspected presence of any hazardous substances in, on, under or about the premises as of the commencement date of this lease except to the extent such hazardous substances were placed in or on the premises by Tenant. Landlord's obligations under this paragraph shall survive the expiration or earlier termination of this lease.

         28. Compliance with Public Accommodation Laws Compliance with Public Accommodation Laws. Landlord shall assume the responsibility for compliance of the premises building and the premises as of the commencement date with any and all applicable laws, regulations and building codes governing non-discrimination and public accommodations and commercial facilities ("Public Accommodation Laws"), including without limitation, the requirements of the American
Disabilities Act, 42 U.S.C. 12-101 and all regulations and promulgations thereunder (the "ADA"). Tenant assumes all responsibility for compliance of the premises with Public Accommodation Laws necessitated by any alterations, modifications or improvements to the premises made by Tenant during the term of this lease. Tenant also assumes responsibility for complying with Public Accommodation Laws arising out of Tenant's use of the premises, not applying generally to other property in the industrial park of which the premises is a part owned by Landlord.

         29. Recordation of Memorandum of Lease Recordation of Memorandum of Lease. Landlord agrees to execute and deliver to Tenant upon Tenant's written request a short form memorandum of this lease which may be recorded by Tenant, at Tenant's sole expense, in the land records of the county in which the premises is situated. Tenant shall, at its own cost and expense, execute and record in such land records a release of the short form memorandum of lease promptly after the expiration or earlier termination of this lease and Tenant shall be liable for any consequential damages in the event that it fails to release the short form memorandum of lease.

         30. Quality of Construction Quality of Construction. Landlord covenants that the buildings and other improvements to be constructed by Landlord will be constructed in a first-class manner and in full compliance with all applicable governmental regulations, ordinances, and laws existing at the time of construction ("Applicable Laws") in order to make the building and other improvements suitable for the permitted uses. Landlord hereby covenants and agrees that notwithstanding anything to the contrary contained in the lease, Landlord shall be solely responsible at its cost (i) for making all alterations, replacements and repairs to the premises resulting from or necessitated by the failure of Landlord or Landlord's contractor to comply with Applicable Laws and
(ii) for the twelve (12) months following the commencement date, for making all alterations, replacements and repairs required to be made to the premises to remedy or repair any defects or deficiencies in the building, improvements, building systems or other aspect of the construction work. The costs incurred by Landlord in making the foregoing alterations, replacements and repairs shall not be included in CAM Expenses.

         31. Personal Liability of Landlord Personal Liability of Landlord. Notwithstanding the provisions of paragraph 18. H. of the lease or any other provisions of the lease to the contrary, in the event of any transfer of the Landlord's interest in the premises, System Realty Nine, Inc., shall not be relieved of liability for, and System Realty Nine, Inc. (but not any of its officers, directors, shareholders, agents, advisors or employees) shall be personally liable, for a period of one year beginning on the commencement date, for, (i) any default of Landlord under the Construction Agreement attached hereto as EXHIBIT "B" and, (ii) in the event the then owner of the premises fails to remedy any defects or deficiencies in the building and improvements constructed by Landlord under the Construction Agreement, for any breach of the warranty provided to Tenant under paragraph 30 above. Notwithstanding the provisions of paragraph 18. H. of the lease or any other provisions of the lease to the contrary, and in addition to the foregoing personal liability of System Realty Nine, Inc., any Landlord who transfers its interest in the premises shall remain personally liable to Tenant for any damages, costs, expense or liability incurred or suffered by Tenant which arises from defaults of Landlord occurring or accruing prior to the date of transfer which defaults are not cured by the successor purchaser and which are identified in an estoppel certificate or other notice to Landlord from Tenant setting forth any defaults of Landlord under the lease, which is delivered to Landlord at least five (5) days prior to any proposed transfer; provided however, that Landlord has provided Tenant with at least thirty (30) days prior notice of any proposed transfer of its interest in the premises. Notwithstanding the foregoing, nothing in this paragraph 31 shall be deemed or construed as relieving the purchaser of Landlord's interest in the premises from performing its obligations under the lease, regardless of whether or not a predecessor landlord may also have liability to the Tenant hereunder.

         32. Abatement of Rent for Interruption in Utilities or Other Events Abatement of Rent for Interruption in Utilities or Other Events. In the event that Tenant is prevented from using, and does not use, the premises or any portion thereof, for thirty (30) consecutive days as a result of (i) any repair, maintenance or alteration performed by Landlord required to be performed under the lease which interferes with Tenant's use of the premises, (ii) any interruption in utilities, (iii) any interference in Tenant's access to the premises, or (iv) an eminent domain proceeding, then to the extent no other provision of this lease provides for rent abatement or reduction, Tenant's rent shall be abated or reduced from the date thirty (30) days after the occurrence of any of the foregoing (provided however, that if other provisions of the lease provide that rent abatement shall occur earlier than thirty (30) days following the occurrence of a specific event, then such other provision shall govern and control) and for so long Tenant is prevented from using the premises. Tenant's rent shall be abated in the proportion that the rentable area of the portion of the premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the premises. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the premises or Tenant's property, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the premises, to install its property, furniture, fixtures, and equipment and to move in over one (1) weekend.

         33. Mandated or Required Alterations Mandated or Required Alterations. From and after the commencement date, if any standard or regulation is imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent such standards or regulations relate to Tenant's specific use of the premises. Notwithstanding the foregoing, Landlord shall comply with any standards or regulations which relate to any portion of the original building and improvements, or to industrial or commercial properties generally, and such costs shall not be included in CAM Expenses. Tenant shall not be required to make any repair to, modification of, or addition to the original building and improvements except and to the extent required because of Tenant's particular use of the premises for other than normal and customary warehouse distributions, light assembly, and related office operations.

DAY RUNNER, INC.
1284 HEIL QUAKER BOULEVARD
101,200 RENTABLE SQUARE FEET
EXHIBIT A                  -        Legal description of premises
EXHIBIT B                  -        Construction Agreement
EXHIBIT C                  -        Plans and Specifications
EXHIBIT D                  -        List of other properties aggregated with
                                    premises to calculate CAM Expenses

                                    EXHIBIT A

A tract of land in the Third Civil District of Rutherford County, Lavergne, Tennessee and being more fully described according to an ALTA/ACSM Land Title Survey dated November 6, 1995, prepared by Thomas G. Rosenthal, TN #1805, Ragan-Smith-Associates, Inc., 315 Woodland Street, Nashville, Tennessee 37206 as follows:

Beginning at an existing iron pin in the southerly right-of-way line of Bridgestone Parkway, an 80-foot road formerly designated as Firestone Parkway, and the northwesterly corner of Freight Terminals, Incorporated Tract 28.12, said iron pin being 2233.89 feet as measures along said southerly line from the intersection of said southerly line with the westerly right-of-way line of Waldron Road and proceeding as follows:

1. Leaving said southerly line and with the westerly line of Freight Terminals, Inc. as recorded in Deed Book 432, Page 528, Register's Office for Rutherford County, Tennessee, South 10 degrees 35 minutes 26 seconds West a distance of 375.63 feet to a point in the East Branch of Hurricane Creek and a break in the northerly line of Lot 5, Interchange City Industrial Park, Section XXXII as recorded in Plat Book 8, Page 100, Register's Office for Rutherford County, Tennessee, said point being witnessed by an existing Railroad spike that bears South 69 degrees 15 minutes 35 seconds West, 7.16 feet thence;

2. With said northerly line, North 76 degrees 10 minutes 60 seconds West a distance of 153.42 feet to an existing iron pin in the northwesterly corner of aforementioned Section XXXII, thence;

3. With the westerly line of Section XXXII in a southerly direction with a 478.34-foot radius curve to the right, 297.38 feet to an existing iron pin, said curve having a bearing and distance of South 33 degrees 28 minutes 54 seconds West 292.61 feet, thence;

4. South 51 degrees 28 minutes 49 seconds West a distance of 33.51 feet to an existing iron pin in the northeasterly right-of-way line of Heil Quaker Boulevard, a 60-foot road, thence;

5. With said right-of-way line, North 32 degrees 01 minutes 31 seconds West a distance of 69.21 feet to an existing iron pin, thence:

6. With a 4642.75-foot radius curve to the left, 575.84 feet to a set iron pin in the southerly corner of Con-Way Southern Express, Inc. property as recorded in Deed Book 439, Page 731, Register's Office for Rutherford County, Tennessee, said curve having a chord bearing and distance of North 35 degrees 26 minutes 50 seconds West, 575.47 feet, thence;

7. Leaving said right-of-way line and with the southerly line of said property, North 46 degrees 23 minutes 57 seconds East a distance of
         414.97 feet to an existing iron pin in the southwesterly right-of-way line of Bridgestone Parkway, a 80-foot road, thence;

8. With a 803.94-foot radius curve to the left, 532.07 feet to the Point of Beginning, said curve having a chord bearing and distance of South 65 degrees 33 minutes 31 seconds East 522.41 feet.

This tract contains 335,406 square feet or 7.700 acres +/-, more or less, as calculated by the above courses which were determined within the precision requirements of a Class I Survey.

Being part of the same property conveyed to Interchange City Associates, Ltd., a Tennessee Limited Partnership by deed from McDowell Development Corporation, a Tennessee corporation of record in Book 337, Page 509, Register's Office for Rutherford County, Tennessee.

                                    EXHIBIT B

                             CONSTRUCTION AGREEMENT

         This Construction Agreement shall set forth the terms and conditions relating to the construction of a 101,200 square foot warehouse building and related improvements to be constructed by Landlord on approximately seven and seven-tenths (7.7) acres of land in the Interchange City Industrial Park, situated within the County of Rutherford, State of Tennessee, and more particularly described on EXHIBIT "A" attached to the lease (the "Site"). All references in this Construction Agreement to paragraphs of "this Lease" shall mean the relevant portions of Paragraphs 1 through 33 of the Lease Agreement between System Realty Nine, Inc. as "Landlord" and Day Runner, Inc. as "Tenant" to which this Construction Agreement is attached as EXHIBIT "B" and of which this Construction Agreement forms a part, and all references in this Construction Agreement to Sections of "this Construction Agreement" shall mean the relevant portion of Sections 1 through 6 of this Construction Agreement. The Site, improved as described in this Agreement, shall be referred to herein as the Leased Premises.

                                    SECTION 1


                    REQUIREMENTS FOR CONSTRUCTION OF BUILDING

         1.1 Base Building as Constructed by Landlord. Landlord hereby agrees to construct on the Site, a 101,200 square foot warehouse building ("Building") together with parking areas with a minimum of 72 single-stall parking spaces located in the front of the Leased Premises and related improvements (collectively, the "Building and Site Improvements"), at its sole cost and expense, in accordance with all applicable codes and laws as of the lease commencement date (collectively, the "Laws") and in accordance with the requirements set forth below. Promptly following the issuance of the certificate of occupancy for the Building, Landlord shall also stripe 20 single-stall parking spaces to be situated at a mutually agreed upon location at the rear of the Building sufficient to accommodate full size automobiles. Landlord shall construct, at its sole cost and expense, the Building in accordance with the following plans and specifications approved by Landlord and Tenant, subject however, to the revisions and corrections to be made to such plans as described in subsection 1.3 below (collectively, the "Plans and Specifications"):

                  1.1.1 Architectural plans and specifications prepared by Thomas Miller & Partners, dated June 12, 1996, entitled "Interchange Center Building #11, revised August 26, 1996, which includes Sheets C-1, C-2, C-3, C-4, A-100, A-101, A-300, A-400, A-475, A-500, S-1.0, S-2.0, S-3.0, S-4.0, S-5.0,
S-6.0, S-6.1, S-6.2, S-6.3, S-6.4 (the "Building Plans").

                  1.1.2 Landscape plan prepared by Hawkins Partners, Inc. dated August 15, 1996, and included in the plans of Thomas Miller & Partners as Sheet L-100 (the "Landscape Plan") which the parties acknowledge is tentative and subject to further changes as described in Section 1.4.16.

                  1.1.3 The layout labeled "Day Runner Operations Floor Plan" which shows tentative locations for electrical, mechanical, and plumbing and racking ("Day Runner Operations Floor Plan").

                  1.1.4 Those certain specified items and improvements described in Section 2.6 below.

                  1.1.5 The Working Drawings for Tenant Improvements described and defined in Section 2.

         1.2 Approval of Plans by Tenant. Those certain Plans and Specifications identified in Section 1.1.1 have been submitted to Tenant for approval prior to commencement of construction and as indicated by Tenant's initials on each page, such approval is hereby granted; provided, that if the governmental agency having jurisdiction over the development requires any changes to Plans and Specifications which have already been approved by the Tenant, any such changes shall be re-submitted to the Tenant for its approval prior to Landlord's re-submission of those changes to the applicable governmental agency. Landlord and Tenant acknowledge that certain Plans and Specifications (e.g., mechanical, plumbing, including fire sprinkler system, and electrical) remain to be prepared and Landlord agrees to submit any additional Plans and Specifications to Tenant for Tenant's input and approval prior to commencing any installation or construction of the items shown on Plans and Specifications not identified in
Section 1.1.1. Tenant shall, within five (5) business days of receipt of any additional Plans and Specifications, either approve the Plans and Specifications, which approval shall not be unreasonably withheld, or disapprove such Plans and Specifications specifying in detail the reasons for Tenant's disapproval.

         1.3 Change Orders. In the event Landlord desires to change the Plans and Specifications, Landlord shall deliver notice (the "Change Notice") of the same to Tenant, setting forth in detail the changes (the "Landlord Change") Landlord desires to make to the Plans and Specifications. Tenant shall, within five (5) business days of receipt of the Change Notice, either (i) approve the Landlord Change, which approval shall not be unreasonably withheld, or (ii) disapprove the Landlord Change and deliver a notice to Landlord specifying in detail the reasons for Tenant's disapproval. Tenant may not disapprove a Landlord Change if all of the following criteria are met: (i) there will be no delay in construction by reason of such Landlord Change, (ii) the Landlord Change is not a material deviation from the Plans and Specifications, (iii) the appearance of the Building and Site Improvements is not adversely affected, and
(iv) proposed substitute materials or designs are equal or better in quality to that shown on the Plans and Specifications.

         1.4 Certain Specifications. Landlord agrees that in addition to the requirements set forth in the Plans and Specifications, the Building and Site Improvements shall be constructed with the following elements:

                  1.4.1 Toilet Rooms. The men's and women's toilets, one set in the office area and a second set adjacent to loading doors, shall be complete with vinyl or higher quality materials on floors, wet walls at least up to the height of the wainscot, countertops, walls and floors, lavatory mirrors, lighting, ceilings, toilet partitions, toilet accessories, building standard plumbing fixtures and all mechanical, plumbing and lighting services completed.

                  1.4.2 Lifesafety. All required alarm and communication systems within the telephone and electrical rooms, the stairwells, and toilet rooms.

                  1.4.3 Warehouse Lighting. Warehouse lighting to be installed to maximize illumination of aisles as shown in the rack layout plan, however, lighting shall not interfere with access to warehouse racking.
Illumination shall be measured at no higher than six feet above the floor level.

                 1.4.3.1 30 foot candles for a combination of general warehouse and high pileaisle lighting; 50 foot candles to be provided at dock loading area using metal halide lighting with GE R4000 multi-vapor metal halide bulbs (or comparable).

                 1.4.3.2 Swing lights are required for each dock door in the loading area. Landlord to provide 4-plex outlets between each dock door. (Tenant shall pay the difference in cost between 2-plex and 4-plex outlets but in no event shall the increase in cost exceed $100.00 per outlet.)

                1.4.3.3 Pick area lighting shall include up to 400 feet of drop lights, 8 foot double fluorescent.

                1.4.4 Exterior Lighting. Wall pack lighting for the truck court and building perimeter as shown on Day Runner Operations Floor Plan and pole lighting for the automobile parking area, as shown on Sheet C-1 of the Building Plans.

                1.4.5 Loading Doors. A total of 15 loading positions as shown in the Building Plans. 13 dock high doors shall have hydraulic load levelers model Kelley FX (seven foot by eight foot) dock levelers at all specified dock doors. Installation includes all electrical requirements and dock door limit switches. All doors will be provided with Frommelt Eliminator dock seals/shelters with built-in canopies. Installation shall include Track Guard protectors. One dock high loading position (as specified in the Plans) shall have ramp access to provide for the drive in of a 13 foot 6 inch trailer (a minimum of ten foot wide by fourteen foot six inch high door).

                1.4.6 Space Heaters. Landlord to provide gas-fired furnace heaters which shall maintain not less than a uniform 50(Degree)F temperature inside the warehouse when the temperature outside is 9(Degree)F. Thermostats shall be placed six (6) feet from the warehouse floor. Heaters shall be placed at locations which minimize interference with warehouse racking and at maximum height permitted by code.

                1.4.7 Power. Landlord to provide power panel(s) and meters in the building 1200 amps, 277/480 volt, 3 phase, 4 wire power. Power will be distributed by Landlord from the panel to the office areas and the warehouse lighting systems at Landlord's cost.

                1.4.8 Floor Slab. A minimum of a 6 inch reinforced concrete, 3,000 psi, smooth and level.

                1.4.9 Ceiling Clearance. 24 foot "stack" height uniformly clear throughout the warehouse.

                1.4.10 Column Spacing. 40' x 40', except for one bay (from front wall to column six) which will be 40' x 30'.

                1.4.11 Sprinklers. Early Suppression Fast Response system, plus on-site fire hoses and hydrants to meet all governmental codes plus any auxiliary pump equipment as required.

               1.4.12 Truck Loading Apron. A minimum of 6 inch reinforced concrete, 3,000 psi, for first sixty (60) feet from loading docks.

               1.4.13 Warehouse Floor Seal. Tenant 424 for all warehouse areas (2 coats). Floors will be prepared and installed and sealant applied in accordance with manufacturer's recommendations. Landlord agrees that no construction or installation activities will take place during the preparation of the floor which would result in dirt, materials or debris settling in the fresh sealant and Landlord agrees not to permit workmen or others to walk on the freshly sealed floor.

               1.4.14 Insulation. Roof insulation shall be a minimum R factor of 10.

              1.4.15 Access Gates. Landlord shall install at Tenant's written request and expense, two (2) gates on the property, which shall be approved by Landlord, such approval not to be unreasonably withheld. Such gates must be in compliance with all governmental requirements and the requirements of any private restrictive covenants affecting the property. Tenant shall provide keys for the gates to Landlord.

              1.4.16 Landscaping. Landscaping will be similar to the other buildings at Interchange Center, including pear orchard trees along Heil Quaker Boulevard and heavy landscaping along the office entrance. The parties acknowledge that the Landscape Plan has been included in Building Plans to show the general nature of the landscaping to be provided by Landlord and quantities, types and tentative locations of shrubbery and plants and that the Landscape Plan is expected to be revised with the approval of Landlord and Tenant. Landlord shall provide and install at its cost, the landscaping as shown on the final Landscape Plan approved by both parties, including, but not limited to irrigation systems for landscaping in front of the building. At Tenant's expense, Landlord shall also construct pursuant to design plans delivered by Tenant, an outdoor picnic area, basketball court and/or horseshoe area, irrigation systems in the rear and/or western portion of the Property, or such other landscaping improvements which exceed the requirements shown on the Landscape Plan; provided, however, that Landlord will be responsible for the first $10,000 of such extraordinary costs.

              1.4.17 Skylights. 20 skylights shall be installed as shown on the Plans and Specifications.

              1.4.18 Storage. Tenant shall fence and screen outdoor pallet storage areas at Tenant's cost.

              1.5 Further Specifications. Landlord shall, at Landlord's sole expense, perform all of the following in addition to that specified in
Section 1.4 and in the Plans and Specifications:

              1.5.1 Paint all four sides of the exterior of the building in accordance with the Building Plans.

              1.5.2 Concrete bollards will be installed at four corners of the office and restroom areas and pump room.

              1.5.3 Provide and install 220 volt electrical outlets and applicable electrical equipment for eight stations for battery charging.

              1.5.4 Install a six foot high wooden fence and landscaping to screen from view the transformer and utility meters as shown on Building Plans.

              1.5.5 Provide penetration into the Building to permit Tenant to install fiber optic cabling.

                                    SECTION 2

                            OFFICE AREA IMPROVEMENTS

              2.1 Space Plan. Tenant and Landlord acknowledge and agree that they have approved the final layout plan for approximately 5000 square feet of space in the Building ("Office Area"), which lays out and designates offices, rooms and other partitioning in the designated office space ("Layout Plan"). The Layout Plan is attached hereto as EXHIBIT "C". The parties acknowledge that preliminary drawings are currently being prepared of the improvements to be constructed and installed in the Office Area (the "Tenant Improvements").

            2.2 Final Working Drawings. On or before October 1, 1996, Landlord's architect shall complete the architectural and engineering working drawings for the Tenant Improvements based upon the Layout Plan (collectively, the "Working Drawings") and shall submit the same to Tenant for Tenant's approval. Tenant shall, within ten (10) days after receipt of the Working Drawings, either (i) approve the Working Drawings, (ii) approve the Working Drawings subject to specified conditions to be satisfied by Landlord if the Working Drawings do not comply with the Layout Plan, or (iii) disapprove and return the Working Drawings to Landlord with requested revisions if the Working Drawings do not comply with the Layout Plan. All references in this Section 2 to Tenant's receipt shall mean receipt by Tenant's Representative identified in Section 6.2 below. If Tenant fails to approve or disapprove the Working Drawings within such ten (10) day period, Tenant shall be deemed to have approved the Working Drawings. If Tenant disapproves the Working Drawings, Landlord shall have five (5) business days to resubmit the Working Drawings to Tenant. Landlord agrees that it shall not disapprove any Working Drawings which have been approved by Tenant except where the Tenant Improvements shown on the Working Drawings would result in: (i) an adverse effect on the structural integrity of the Building; (ii) non-compliance with laws; (iii) an adverse effect on the systems and equipment of the Building; or (iv) any increase in costs to Landlord over the Building Standard costs as described in Section 2.3 below unless Tenant agrees to pay for such increased costs (each of the foregoing being referred to individually or collectively, as Tenant a "Design Problem").

         2.3 Landlord's Obligation to Construct. Landlord shall construct all Tenant Improvements in accordance with the Working Drawings approved by Tenant concurrently with its construction of the Building. Landlord agrees to pay all costs and expenses in constructing the Tenant Improvements which are hereby acknowledged to be Building Standard. Landlord shall obtain Tenant's prior written approval to the selection of interior decor specifications, e.g., carpet, vinyl, wall coverings, millwork, office noise insulation, etc., as well as the color of the window and door mulleins.

         2.4 Change Orders. In the event that anytime after approval of the Working Drawings, Tenant desires to change the Working Drawings, Tenant shall deliver notice (the "Change Notice") of the same to Landlord, setting forth in detail the changes (the "Tenant Change") Tenant desires to make to the Working Drawings, Landlord shall, within three (3) business days of receipt of the Change Notice, either (i) approve the Tenant Change, which approval shall not be unreasonably withheld, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for Landlord's disapproval, which reasons shall be limited to Design Problems. In the event of an approval, Landlord shall provide Tenant with a good faith, non-binding estimate of the additional costs which would be incurred by Landlord by reason of the change, and the period of delay in substantial completion of the Leased Premises which would result from the Tenant Change. Thereafter, Tenant shall, within five (5) business days of receipt of Landlord's approval, deliver notice to Landlord stating whether or not Tenant elects to cause Landlord to make such Tenant Change. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant contemporaneously with Tenant's notice to Landlord stating whether or not Tenant elects to cause Landlord to make such Tenant Change; provided however, that there shall be no additional cost or charge to Tenant unless Landlord actually incurs such additional cost by reason of the Tenant Change. In addition, the date by which Landlord is required to complete substantial completion of the Leased Premises shall be extended by the period of delay in construction, if any, which results solely from the Tenant Change. Likewise, the dates set forth in Section 4.1 (for Tenant's right to terminate the Lease) and 4.2 (for penalties for late deliveries) shall be extended by the same period of delay in substantial completion of the Leased Premises which results solely from the Tenant Change.

         2.5 Additional Costs. If Tenant has approved Landlord's cost estimate for a Tenant Change as described in Section 2.4, Tenant shall request that Landlord, and Landlord shall upon such request, solicit bids from at least three
(3) subcontractors from each trade or item, where reasonably practicable, in connection with the construction of the Tenant Change and shall provide Tenant with a cost proposal (the "Cost Proposal"), and Tenant shall, within ten (10) days of receipt of the Cost Proposal, either (i) approve the Cost Proposal or
(ii) deliver notice (the "Disapproval Notice") to Landlord setting forth revisions to be made to the quantity and/or quality of various items in the Tenant Change. Upon receipt by Landlord of a Disapproval Notice, the process in this Section 2.5 shall be repeated until Tenant approves the Cost Proposal. Upon receipt of Tenant's approval of the Cost Proposal, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction of the Tenant Change.

         2.6 Certain Tenant Improvement Specifications. Landlord agrees to install and construct those certain improvements described hereinbelow concurrently with the construction of the Building. All such items and improvements shall be constructed at the sole expense of Tenant provided that, before commencing such work, Landlord shall obtain cost proposals for the work in accordance with the procedures described in Section 2.5 above. Landlord shall construct the following as an integral part of its construction of the Building and Site Improvements:

                  2.6.1 Build a structural "joisted" deck on 25% of the office roof for storage purposes (the location will be identified on the floor plan). Include an access staircase and removable safety rail for forklift access.

                  2.6.2    Paint interior walls of the warehouse.

                  2.6.3 Stripe truck/dock lines to a distance of 40 feet from dock. (Work to be performed by parking stripe painter.)

                  2.6.4 Provide exterior dock-yard lighting to support night truck operations. (This is in addition to the security lighting provided by the Landlord at its expense around the perimeter of the building.)

                  2.6.5 Provide and install exterior building signs to Tenant's specifications. Landlord to provide electrical at its expense.

                  2.6.6 Paint all interior columns within the warehouse with a safety color to a height of 6 feet for a cost not to exceed $1500.00.

                  2.6.7 Provide and install 12, 4-Plex outlets on interior columns for a cost not to exceed $7500.00.

                  2.6.8 Install an electrical outlet by the trash compactor for a cost not to exceed $1500.00.

                  2.6.9 Move pump room to the L-7 corner of the building at a cost not to exceed $11,300.00.

                  2.6.10 Tenant, at its expense, shall have the right to require that Landlord install as part of the picnic area, a basketball court and/or a horseshoe pit. Tenant's notice shall be in writing.

                                    SECTION 3

                                  CONSTRUCTION

         3.1 Construction Schedule. Landlord shall diligently construct the Building and Site Improvements and Tenant Improvements in accordance with the Plans and Specifications and Working Drawings, in a good and workmanlike manner, in compliance with all applicable laws, ordinances, codes, regulations and requirements and shall diligently prosecute Landlord's work hereunder to completion. Landlord represents that construction of the Site Improvements has already commenced.

         3.2 Completion of the Building and Site Improvements. The Building and Site Improvements shall be deemed "substantially completed" and the words "substantially complete" as used in this Agreement shall mean, when all of the following have been satisfied: (i) the Building and Site Improvements have been substantially completed in accordance with the Plans and Specifications, and the Tenant Improvements have been substantially completed in accordance with the Working Drawings, as certified by both Landlord's and Tenant's architect or construction manager, (ii) at least a temporary certificate of occupancy is issued for the Building, (iii) all parking areas are available for parking the number of vehicles described hereinabove, (iv) all building systems are fully operational, (v) all floors in the warehouse area of the Building have been properly sealed with sealants in accordance with manufacturer recommendations,
(vi) the Building and Site Improvements are delivered to Tenant clean, free of all debris, and with no continuing work by contractors, subcontractors or other workmen except for minor punch list items, the repair of which does not interfere with Tenant's installations and work. Upon completion of construction of the Building and Site Improvements, Landlord shall obtain and deliver to Tenant all permits and authorizations permitting lawful occupancy of the Leased Premises.

         3.3 Inspection of Construction. Tenant and/or its agents, shall have the right to inspect the Building and Site Improvements and Tenant Improvements during the course of construction upon reasonable prior notice to Landlord, and provided that Tenant and/or its agents comply with all safety governmental requirements and any safety rules reasonably imposed by the general contractor or any subcontractor. All work by Landlord shall be done expeditiously and in a workmanlike manner, and shall be in compliance with all applicable governmental laws, ordinances, and regulations.

         3.4 Permits and Approvals. Landlord and Landlord's agents shall be solely responsible for obtaining any and all building permits and other approvals required to be obtained from governmental agencies in order to complete the construction contemplated herein and to lease the Leased Premises to Tenant.

         3.5 Exterior Landscaping. The parties acknowledge that exterior landscaping on the Site may not be completed by the Lease commencement date based on then winter ground conditions. Landlord agrees to complete exterior landscaping as soon as ground conditions permit the same. If Landlord has not commenced the work of exterior landscaping within fifteen (15) days after Tenant has delivered to Landlord written notice that the ground is ready for landscaping as evidenced by a notice or letter from a landscaping contractor prepared and qualified to do the work, Landlord shall pay a penalty of $100.00 per day for each day it delays in commencing such work. Once commenced, Landlord shall diligently complete the exterior landscaping.

         3.6 Monument Signs. Landlord shall obtain Tenant's prior written approval, not to be unreasonably withheld, to the design, location and specifications of any monument signs which Landlord desires to place on the Property prior to placing such signs on the Property.

                                    SECTION 4

           DELAY IN THE SUBSTANTIAL COMPLETION OF THE LEASED PREMISES

         4.1 Tenant's Right to Terminate Lease. In the event that the Building and Site Improvements have not been substantially completed as defined in
Section 3.2 by June 1, 1997, Tenant shall have the right to terminate the Lease on ten (10) days' written notice to Landlord. Upon any such termination by Tenant, Landlord shall return any and all security deposits and prepayment of rent paid by Tenant and pay to Tenant an amount equal to the penalties described in Section 4.2 below for each day from and after April 1, 1997 to the date of Lease termination. Thereafter, no party shall have any liability to the other under the Lease.

         4.2 Penalties for Late Delivery. In the event the Building and Site Improvements have not been substantially completed by April 1, 1997 and Tenant does not later elect to terminate the Lease as provided in Section 4.1, Landlord shall grant to Tenant a rent credit to be applied against the first rents coming due under the Lease in an amount equal to $1,500.00 for each day that possession of the Leased Premises, substantially completed by Landlord, is not delivered to Tenant from and after April 1, 1997 and until possession of the Building and Site Improvements, substantially completed as defined in Section 3.2, is delivered to Tenant.

         4.3 Clean-Up. Prior to the delivery of the Leased Premises to Tenant and following the substantial completion of the Leased Premises, Landlord shall remove all rubbish and debris therefrom and reasonably clean the Leased Premises.

         4.4 Punch List Items. Within thirty (30) days after the Lease commencement date, Landlord and Tenant shall prepare a punch list (latent and hidden defects excepted), which punch list shall consist of those items and adjustments which do not materially interfere with Tenant's use of the Leased Premises. Upon receipt of the punch list, Landlord shall cause its contractor to diligently remedy all such items.

                                    SECTION 5

                                   WARRANTIES

         5.1 Third Party Warranties. Landlord agrees to assign, and does hereby assign, to Tenant, as of the Lease commencement date, all of Landlord's right, title and interest in or to any and all warranties, whether express or implied, from third parties concerning the Building and Site Improvements and Tenant Improvements except warranties which extend to the roof and exterior walls and structural elements of the Building (the "Third Party Warranties"). Tenant shall have the right, during the term of the lease and from and after the lease commencement date, to enforce all of the Third Party Warranties, and any contract rights or other intangibles arising therefrom, all at the sole expense of Tenant. Landlord also conditionally assigns to Tenant, for the term of the Lease, all of Landlord's right, title and interest in or to any and all express warranties from third parties concerning the roof and exterior walls and structural elements of the Building (the "Structural Warranties"), which assignment is conditioned upon Landlord's failure to repair or replace the roof, exterior walls or structural elements of the Building in accordance with Paragraph 5 of the Lease or Section 5.2 below. Such assignment of the Structural Warranties will not take effect unless and until Landlord is in default under Paragraph 5 of the Lease or Section 5.2 below, Tenant has provided notice of such default to Landlord and Landlord has failed to cure such default within a reasonable period of time. Thereafter, Tenant shall have the right to enforce all of the Structural Warranties during the term of this Lease, and any contract rights or other intangibles arising therefrom. The foregoing assignment of the Third Party Warranties and Structural Warranties shall automatically terminate, and such Warranties shall be deemed to be reassigned to the Landlord, upon the expiration or earlier termination of this Lease.

         5.2 Landlord Warranty. Landlord hereby warrants to Tenant that the Building and Site Improvements will be constructed in accordance with the Plans and Specifications and shall be free from all defects for a period of one year following substantial completion of the Building and Site Improvements and Tenant Improvements. If, within one year after the date of substantial completion of the Building and Site Improvements, any part of the Building and Site Improvements or Tenant Improvements is found not to be in accordance with the Plans and Specifications or Working Drawings, or if any repair or replacement is required to be made to any part of the Building and Site Improvements or Tenant Improvements which does not result from the acts or negligence of Tenant, its employees, agents or invitees, then upon demand by Tenant, Landlord shall promptly (within thirty (30) days) correct such non-conforming items and repair or replace any defects in the original construction of the Building and Site Improvements or Tenant Improvements. Upon receipt of such demand by Tenant, Landlord shall have the right to take an assignment of Tenant's claim against the grantors of the Third Party Warranties and/or Structural Warranties asserting a breach thereof; provided however, that such assignment shall not release or diminish in any manner Landlord's obligations to promptly take corrective action and to repair or replace defects in construction, and provided further, that Landlord shall indemnify, defend and hold Tenant harmless from and against any liability, loss, claim, expense or cost arising from the assignment of such claim to Landlord.

         5.3 Maintenance of Creek Area. Landlord represents and warrants to Tenant that during the term of the Lease, Landlord shall be responsible for clearing plant overgrowth, debris and other material from that portion of Hurricane Creek located on the Property to maximize the flow of water and to prevent overflowing the creek due to the accumulation of plant overgrowth, debris and other matter, provided the same is not in violation of law.

         5.4 Fencing Off of Creek Area. Landlord agrees to construct and maintain at its expense a six foot high chain link fence along the creek, from Heil Quaker Boulevard to the "ditch" protruding from the western portion of the Property, to prevent persons or property from falling into, or otherwise injuring themselves because of any drop-off in grade to the creek or ditch. In event Tenant desires to upgrade the appearance of the fence by incorporating vinyl or wooden slats in the chain link fencing, the cost of such upgraded material shall be borne by Tenant.

                                    SECTION 6

                                  MISCELLANEOUS

         6.1 Tenant's Entry Into the Leased Premises Prior to Substantial Completion. Landlord and Landlord's contractor shall allow Tenant and/or
Tenant's agents access to the Leased Premises at least forty-five (45) days prior to the substantial completion of the Building and Site Improvements and Tenant Improvements, as defined in Section 3.2 above, for the purpose of Tenant and/or Tenant's agents installing warehouse racking, material handling and other equipment or fixtures (including Tenant's data and telephone equipment and related cabling). At least fifteen (15) days prior to substantial completion of the Building and Site Improvements and Tenant Improvements, Tenant shall be permitted to move in its furniture and furnishings in the office areas of the Building and shall be responsible for the safekeeping and security of such personal property moved into the Building. Landlord's contractor's work shall have been completed except for minor punch list items such that Tenant is able to complete its installations described herein without interference from any ongoing work by Landlord or its contractor.

         6.2 Tenant's Representative. Tenant has designated John Kirkland as its sole representative with respect to the matters set forth in this Construction Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Construction Agreement.

         6.3 Landlord's Representative. Landlord has designated Jeffery N. Haynes as its sole representative with respect to the matters set forth in this Construction Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Construction Agreement.

         6.4 Time of the Essence in This Construction Agreement. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where a party is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at the end of such period the item shall automatically be deemed approved by such party.

         6.5 Life-Fire Safety Codes/Physical Handicap Codes/Earthquake Safety Codes. Landlord represents and warrants that when completed, the Building and Improvements shall comply with applicable current laws, including, without limitation, laws in connection with life-fire safety, physical handicap, including earthquake safety.

         6.6 Hazardous Materials. In the event that any point in time during construction, the Leased Premises are determined to contain hazardous materials or substances, Tenant shall have the right to cause Landlord to remove, encapsulate, contain, or otherwise dispose of such hazardous materials or substances, and the cost incurred in connection therewith shall be paid by Landlord.

         6.7 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant under this Construction Agreement, such party shall not be liable or responsible for, and there shall be excluded from the computation of any time period set forth in this Construction Agreement, any delays due to strikes, riots, acts of God, shortages of labor or materials and an inability to obtain substitutes thereof, governmental actions, adverse weather conditions or any other causes which are beyond the reasonable control of such party and which make performance by such party impossible. Landlord shall deliver a written notice to Tenant within three (3) business days following the occurrence of a force majeure event which prevents or delays construction of the Building and Site Improvements or Tenant Improvements and at the cessation or termination of such force majeure event, Landlord shall again deliver written notice of the same to Tenant together with Landlord's estimate of any delay in substantial completion of the Building and Site Improvements or Tenant Improvements which Landlord believes to have resulted from such force majeure event.

         6.8 Tenant shall have the right to approve any developer, general contractor or architect retained by Landlord. Tenant pre-approves Trammell Crow SE, Inc., RCR Building Corporation and Thomas Miller and Partners.

                  IN WITNESS WHEREOF, the parties to the Lease have executed this Construction Agreement and agreed to all of the terms and conditions of the foregoing Construction Agreement as of the date and year set forth below.


EXECUTED BY LANDLORD, this          SYSTEM REALTY NINE, INC.,
day of             , 19  .          a Virginia corporation


Attest/Witness


                                   By:
Title:                            Its:




EXECUTED BY TENANT, this            Day Runner, Inc.,
day of            , 19  .           a Delaware corporation



                                    Title:
Attest/Witness



Title:

                                    EXHIBIT C

                            PLANS AND SPECIFICATIONS



     The Plans and Specifications consist of architectural and landscaping plans, specifications and drawings for the construction (pursuant to the Lease Agreement and a Construction Agreement in the form of Exhibit B attached thereto) of buildings and other improvements upon the premises covered by the Lease Agreement.

                                    EXHIBIT D

                                    NASHVILLE

                          CLASS A INDUSTRIAL PORTFOLIO


              PROPERTY                    TOTAL        YEAR BUILT       TENANTS
                                            SF

NASHVILLE - Interchange City Center

1401 Gould Blvd.                              94,760      1979             1
1430 Gould Blvd.                              96,000      1980             3
1450 Gould Blvd.                              84,800      1980             1
1277 Heil Quaker Blvd.                       100,200      1982             1
1284 Heil Quaker Blvd.                       101,200      1996             1
1293 Heil Quaker Blvd.                       100,000      1982             4
1325 Heil Quaker Blvd.                       187,930      1989             1
1349 Heil Quaker Blvd.                       193,200      1996             2
1375 Heil Quaker Blvd.                        70,000      1990             1
1405 Heil Quaker Blvd.                        88,000      1982             3
1435 Heil Quaker Blvd.                        88,000      1981             1
                                      --------------- -------------- -----------

TOTAL NASHVILLE                            1,203,890                       19





* $8,051.20 will be transferred from the Lease Agreement, commencing October 5, 1993, expiring November 4, 1996, as amended, between Landlord and Tenant for space at 1293 Heil Quaker Boulevard.